UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 22, 2008
LABARGE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-05761 (Commission File Number)	73-0574586 (I.R.S. Employer Identification No.)

9900 Clayton Road St. Louis, Missouri (Address of principal executive offices)	63124 (Zip Code)
(314) 997-0800
(Registrant’s telephone number, including area code)
N/A
(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
          Loan Agreement
          On December 22, 2008, LaBarge, Inc. (the “Company”) and its wholly-owned subsidiaries, LaBarge Electronics, Inc. (“LaBarge Electronics”) and LaBarge Acquisition Company, Inc. (“LaBarge Acquisition”) (together with the Company, the “Borrowers”), executed a Loan Agreement (the “Loan Agreement”) with U.S. Bank National Association and Wells Fargo Bank, National Association, as Lenders (together, the “Lenders”) and U.S. Bank National Association, as Agent for the Lenders. The Loan Agreement amends and restates the existing Loan Agreement between the Company, LaBarge Electronics and U.S. Bank National Association as Lender and Agent dated February 17, 2004, as amended.
          The Loan Agreement provides for the following: (i) a revolving credit facility for the Company of $30 million (“Revolving Credit Facility”); (ii) swing-line loans for the Company upon its request, not to exceed $5 million; (iii) letters of credit for the Company, upon its request and subject to certain conditions, not to exceed the lesser of the total revolving credit commitment or $10 million; (iv) a term loan for LaBarge Electronics in the amount of $10 million (“LaBarge Electronics Term Loan”); and (v) a term loan for LaBarge Acquisition in the amount of $35 million (the “LaBarge Acquisition Term Loan”). Proceeds from the LaBarge Acquisition Term Loan were used to pay a portion of the purchase price for the assets of Pensar Electronic Solutions LLC, as discussed in this Item 1.01. Borrowings under the Loan Agreement are guaranteed by each of the Company’s subsidiaries and are secured by substantially all of the assets of the Company and its subsidiaries. The revolving credit period and the term loans mature on December 22, 2011.
          The following is a summary of the Loan Agreement:
•	Borrowings under the Revolving Credit Facility are subject to a borrowing base formula equal to the sum of 85% of Eligible Accounts (as defined in the Loan Agreement) and 35% of Eligible Inventory (as defined in the Loan Agreement).

•	Principal on the LaBarge Electronics Term Loan is payable in 10 consecutive quarterly installments as follows: (i) $444,444.44 for four quarters beginning on September 30, 2009; (ii) $555,555.56 for four quarters beginning on September 30, 2010; (iii) $600,000.00 payable on September 30, 2011; and (iv) the entire outstanding principal balance payable on December 22, 2011.

•	Principal on the LaBarge Acquisition Term Loan is payable in 10 consecutive quarterly installments as follows: (i) $1,555,555.56 for four quarters beginning on September 30, 2009; (ii) $1,944,444.44 for four quarters beginning on September 30, 2010; (iii) $2,100,000.00 payable on September 30, 2011; and (iv) the entire outstanding principal balance payable on December 22, 2011.

•	Interest on borrowings under the Loan Agreement is at a percentage of a base rate or a stated rate over LIBOR based on certain ratios. The base rate is defined as the highest of (i) U.S. Bank National Association’s prime rate; (ii) the sum of the federal funds rate plus 1/2%; and (iii) the sum of the LIBOR rate plus 2%.

•	Covenants and performance criteria include, among others, minimum consolidated fixed charge coverage ratios, maximum consolidated debt to consolidated EBITDA (as defined in the Loan Agreement) ratios and minimum consolidated net worth requirements.

•	Negative covenants include, among others, limitations on the Company’s consolidation, merger or sale of property out of the ordinary course of business; limitations on indebtedness and liens; a prohibition against payment of dividends; and a limitation on amounts paid to repurchase or redeem the Company’s capital stock.
          Upon an Event of Default, as defined in the Loan Agreement, the Lenders and Agent may terminate the Loan Agreement and declare the Borrowers’ obligations due and payable in full. Otherwise, as long as an Event of Default exists and is not cured, the interest rates applicable to borrowings under the Loan Agreement will be increased by 3%. An Event of Default will occur under the terms of the Loan Agreement if, among other events, the Borrowers fail to pay any obligations due under the Loan Agreement, breach a representation or warranty made in connection with the Loan Agreement, fail to perform certain covenants under the Loan Agreement, file for bankruptcy or are declared insolvent, are in default under the terms of certain documents related to the Loan Agreement, or the Loan Agreement and related documents are declared invalid by a court of competent jurisdiction or a Change of Control Event occurs. A Change of Control Event means the beneficial ownership or acquisition by any person or group of (i) more than 50% of the voting stock of the Company; (ii) the power to elect or appoint at least a majority of the members of the Company’s board of directors; or (iii) all or substantially all of the assets and properties of the Company.
          Asset Purchase Agreement
          On December 22, 2008, the Company, through LaBarge Acquisition (generally referred to herein as “Buyer”), acquired substantially all of the assets, including real property, and assumed the operating liabilities of Pensar Electronic Solutions, LLC (“Pensar”) (generally referred to herein as “Seller”) pursuant to an Asset Purchase Agreement dated as of December 22, 2008 by and between Pensar, its members and LaBarge Acquisition (the “Asset Purchase Agreement”). As a result of this acquisition, the business formerly operated by Pensar became a wholly-owned subsidiary of the Company through LaBarge Acquisition.
          The purchase price for the acquisition is $45 million, subject to certain target working capital and other adjustments. The purchase price may be increased by up to $4.45 million under an earnout provision if certain EBITDA (as defined in the Asset Purchase Agreement) targets are met. The purchase price was financed with cash on hand, borrowings under the Revolving Credit Facility and the $35 million LaBarge Acquisition Term Loan, described above. In connection with the acquisition, Buyer will continue to employ Seller’s current employees and will maintain most of Seller’s benefit plans. The Asset Purchase Agreement contains mutual indemnification provisions, subject to certain limitations, including the following: (i) Seller shall not be responsible for indemnification obligations under $350,000; and (ii) Buyer’s indemnification liability shall not exceed the purchase price, as adjusted.
          On December 22, 2008, the Company issued a press release announcing the acquisition of the Pensar assets. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
          On December 22, 2008, the Company, through its wholly-owned subsidiary, LaBarge Acquisition, completed the acquisition of substantially all of the assets of Pensar. The discussion of the acquisition terms disclosed under the heading “Asset Purchase Agreement” in Item 1.01 above and the press released filed as Exhibit 99.1 are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On December 22, 2008, the Company, LaBarge Electronics and LaBarge Acquisition entered into a Loan Agreement with U.S. Bank National Association and Wells Fargo Bank, National Association, as Lenders, and U.S. Bank National Association, as Agent for the Lenders, as disclosed in Item 1.01 above. The discussion of the Loan Agreement under the heading “Loan Agreement” in Item 1.01 above is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (a) Financial Statements of Businesses Acquired.
          The Company intends to file any financial statements required by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.
          (b) Pro Forma Financial Information.
          The Company intends to file any pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.
          (d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of LaBarge, Inc., dated December 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 23, 2008

LABARGE, INC.

By: Name:	/s/ Donald H. Nonnenkamp Donald H. Nonnenkamp
Title:	Vice President, Chief Financial
Officer and Secretary

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